Exhibit 10.93
Carter Holt Harvey Limited
173 Captain Springs Road
Onehunga
Auckland
New Zealand
April 25, 2010
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
6C, Parc D’Activités Syrdall
L-5365 Munsbach
Grand Duchy of Luxembourg
Ladies and Gentlemen:
     Reference is made to the Reorganization Agreement, dated as of April 25, 2010, by and between Beverage Packaging Holdings (Luxembourg) III S.à r.l., a private limited liability company (société à responsabilité limitée) duly formed under the laws of the Grand Duchy of Luxembourg (“Buyer”) and Carter Holt Harvey Limited, a New Zealand company (“Seller”) (as such agreement may be amended from time to time, the “Purchase Agreement”). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Purchase Agreement.
     As an inducement for Buyer to enter into the Purchase Agreement, Seller hereby agrees to (i) enforce, in its reasonable discretion, any and all indemnification claims Seller may have against International Paper Company, a New York corporation (“IP”), under that certain Purchase Agreement (the “IP Purchase Agreement”), dated as of December 14, 2006 by and among IP, Seller, and Evergreen Packaging Inc., to the extent such claims are in respect of any (i) Buyer Damages, (ii) liability for Taxes as set forth in Section 7.9(b) of the IP Purchase Agreement (as such terms are defined in the Purchase Agreement), experienced by any Buyer Indemnitee and (iii) shall promptly pay over to the Buyer any amounts Seller or any of its affiliates (other than the Buyer or any of its Subsidiaries) may receive from IP pursuant to the IP Purchase Agreement in respect of any such indemnification claim, net of any out of pocket costs and expenses associated with asserting such claim.
     This letter shall terminate from and after the date on which all or a portion of the equity interests of Buyer or Seller or any parent entity of Buyer or Seller is issued to or sold, assigned or otherwise transferred to any Person that is not controlled directly or indirectly by the Hart Group.
     This letter will be governed by and construed in accordance with the internal law of the State of New York. This letter may be executed in counterparts and by facsimile, each of which will be an original and all of which together will be one and the same instrument.
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     Please evidence your agreement with the foregoing by executing a copy of this letter agreement and returning it to us.

Very truly yours, CARTER HOLT HARVEY LIMITED
By:	/s/ Helen D. Golding
	Name:	Helen D. Golding
	Title:	Authorized Signatory

Acknowledged and agreed as of the date set forth above: BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.
By:	/s/ Helen D. Golding
	Name:	Helen D. Golding
	Title:	Attorney in Fact